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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in: (1) the Registration Statement on Form S-8 (File No. 333-10699) and related Prospectus pertaining to the Tractor Supply Company 1996 Associate Stock Purchase Plan; (2) the Registration Statement on Form S-3 (File No. 333-35317) and related Prospectus pertaining to the Tractor Supply Company Restated 401(k) Retirement Plan; (3) the Registration Statement on Form S-8 (File No. 333-80619) and related Prospectus pertaining to the Tractor Supply Company 1994 Stock Option Plan; and (4) the Registration Statement on Form S-8 (File No. 333-102768) and related Prospectus pertaining to the Tractor Supply Company 2000 Stock Incentive Plan, of our report dated January 19, 2004, except for Note 19, as to which the date is January 28, 2004, with respect to the consolidated financial statements of Tractor Supply Company included in the Annual Report (Form 10-K) for the year ended December 27, 2003.




                                            /s/ Ernst & Young LLP

Nashville, Tennessee
March 5, 2004